Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated May 31, 2006 (except Notes 2 and 19, as to which the date is April 24, 2007) included in the Annual Report on Form 20-F/A of Coral Gold Resources Ltd. for the year ended January 31, 2006, with respect to the consolidated financial statements of Coral Gold Resources Ltd., included in this Form 20-F/A.

Vancouver, Canada                                                                                                “Ernst & Young LLP”
June 28, 2007                                                                                                            Chartered Accountants